UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2020

Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

399 Executive Boulevard, Elmsford, New York		10523
(Mailing address)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4009

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	CLUB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2020, Town Sports International Holdings, Inc. (the “Company”) received a determination letter from the Listing Qualifications Department of Nasdaq notifying the Company that in accordance with its authority under Nasdaq Listing Rule 5101 (“Listing Rule 5101”), the Nasdaq Staff (the “Staff”) has determined that the continued listing of the Company’s securities on The Nasdaq Stock Market (“Nasdaq”) is no longer warranted. Pursuant to Listing Rule 5101, the Staff has broad discretionary authority to impose additional or more stringent criteria for continued listing of Nasdaq-listed securities. The Staff determined to use its discretion under Listing Rule 5101 as a result of concerns related to (i) the recent petitions for relief filed under Chapter 11 of the United States Bankruptcy Code by certain of the Company’s subsidiaries (such entities, the “Debtors”, and such cases, the “Chapter 11 Cases”), (ii) the residual equity interest of the existing listed securities holders and (iii) the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq, given the Company’s current non-compliance with Nasdaq Listing Rules 5450(a)(1) (Minimum Bid Price) and 5450(b)(3)(C) (Market Value of Publicly held Shares). In addition, the Staff noted that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2020 serves as an additional and separate basis for delisting in accordance with Nasdaq Listing Rule 5250(c)(1).

The letter advises that unless the Company requests an appeal of the Staff’s determination, trading in the Company’s common stock will be suspended at the opening of business on September 24, 2020, and the Staff will file a Form 25-NSE with the Securities and Exchange Commission (“SEC”), thereby removing the Company’s common stock from listing and registration on Nasdaq. At this time, the Company does not intend to file an appeal of the Staff’s determination. Accordingly, the Company expects that its common stock will be delisted from Nasdaq after the completion of the Staff’s filing of Form 25-NSE with the SEC. The Company anticipates that its common stock may be immediately eligible to be quoted on the OTC Bulletin Board or in other over-the-counter trading markets. However, there can be no assurance that the Company’s common stock will be admitted to trading on the OTC Bulletin Board or any similar over-the-counter trading markets.

Forward-Looking Statements

Certain statements in this Current Report regarding the Registrant’s future intentions contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “could,” or the negative version of these words or other comparable words. Such statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, the impact of and risks and uncertainties related to the Chapter 11 Cases, the Debtors’ ability to obtain timely approval of the motions filed in the Chapter 11 Cases, the Debtors’ ability to obtain debtor-in-possession financing, objections to any such debtor-in-possession financing facility or other pleadings that could protract the Chapter 11 Cases, employee attrition and the Company’s ability to retain senior management and other key personnel, risks arising from the delisting of the Company’s common stock from Nasdaq, the duration and severity of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or treat its impact, the potential negative impacts of COVID-19 on the economy in the United States and the impact of COVID-19 on our financial condition and business operations, and other specific risk factors disclosed in our prior SEC filings. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: September 21, 2020	By:	/s/ Patrick Walsh
Patrick Walsh
Chairman and Chief Executive Officer